ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

MUTUAL FUND SERIES TRUST

(Registration Number 1606538)

Jerry Szilagyi, Trustee of the above-named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 47 to the Agreement and Declaration of Trust of Mutual Fund Series Trust is attached hereto.

/s/ Jerry Szilagyi

Jerry Szilagyi, Trustee

STATE OF NEW YORK )

)

COUNTY OF SUFFOLK )

Sworn to and subscribed in my presence by Jerry Szilagyi, a Trustee of Mutual Fund Series Trust, an Ohio business trust, on behalf of said trust, this 15th day of June, 2020.

/s/ Jennifer Bailey

Notary Public

My Commission Expires: March 28, 2024

JENNIFER A. BAILEY Notary Public-State of New York No. 02BA6339136 Qualified in Suffolk County Commission Expires March 28, 2024

MUTUAL FUND SERIES TRUST
Amendment No. 47 to Agreement and Declaration of Trust

The undersigned officer of Mutual Fund Series Trust (the "Trust") hereby certifies that the following resolution was adopted by the Board of Trustees (the "Board") of the Trust at a meeting of the Board on May 6-7, 2020:

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for Each Series
AlphaCentric Energy Income Fund	Class A, C, C-1 and I
AlphaCentric Income Opportunities Fund	Class A, C, C-1, I and T
AlphaCentric LifeSci Healthcare Fund	Class A, C, C-1 and I
AlphaCentric Municipal Opportunities Fund	Class A, C, C-1 and I
AlphaCentric Premium Opportunity Fund	Class A, C, C-1, I and T
AlphaCentric Robotics and Automation Fund	Class A, C, C-1, I and T
AlphaCentric Symmetry Strategy Fund	Class A, C, C-1 and I
Camelot Excalibur Small Cap Income Fund	Class A, C and I
Camelot Premium Return Fund	Class A, C and I
Catalyst Buyback Strategy Fund	Class A, C, C-1, I and T
Catalyst Dynamic Alpha Fund	Class A, C, C-1, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C, C-1 and I
Catalyst Hedged Commodity Strategy Fund	Class A, C, C-1, I and T
Catalyst Insider Buying Fund	Class A, C, C-1, I and T
Catalyst Insider Income Fund	Class A, C, C-1, I and T
Catalyst Multi-Strategy Fund	Class A, C, C-1, I and T
Catalyst MLP & Infrastructure Fund	Class A, C, C-1, I and T
Catalyst Small-Cap Insider Buying Fund	Class A, C, C-1, I and T
Catalyst Systematic Alpha Fund	Class A, C, C-1, I and T
Catalyst/CIFC Floating Rate Income Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, C-1, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, C-1, I and T
Catalyst/CP World Equity Fund	Class A, C, C-1, I and T
Catalyst/Exceed Defined Risk Fund	Class A, C, C-1, I and T
Catalyst/Exceed Defined Shield Fund	Class A, C, C-1, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, C-1, I and T
Catalyst/MAP Global Equity Fund	Class A, C, C-1, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, C-1, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, C-1, I and T
Catalyst/SMH High Income Fund	Class A, C, C-1, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, C-1, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, C-1, I and T
Catalyst/Teza Algorithmic Allocation Income Fund	Class A, C, C-1 and I

Designated Series	Designated Classes for Each Series
Catalyst/Warrington Strategic Program Fund	Class A, C, C-1, I and T
Day Hagan Logix Smart Value Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Core Bond Fund	Class A, C, N and I
Eventide Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Exponential Technologies Fund	Class A, C, N and I
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (1) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: June 15, 2020

/s/ Jerry Szilagyi

Jerry Szilagyi, President and Principal Executive Officer of the Trust